Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Investor Contact:

Mark Namaroff

Director of Investor Relations

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Financial Results for the First Quarter Ended

October 31, 2013 and Declares Quarterly Cash Dividend

Strong Growth in Ultrasound and Security offset by Timing in Medical Imaging; Management Reaffirms Fiscal

2014 Revenue Growth and Margin Expectations

PEABODY, Mass. (December 9, 2013) – Analogic Corporation (Nasdaq:ALOG), enabling the world’s medical imaging and aviation security technology, today announced results for its first quarter ended October 31, 2013.

Highlights for the first quarter of fiscal 2014 (comparisons are against the first quarter of fiscal 2013) included:

•	Revenue of $110.1 million, down 8%, as strong double-digit growth in direct Ultrasound and Security was offset by timing in Medical Imaging and planned lower OEM Ultrasound probe sales

•	GAAP operating margin of -5%; non-GAAP operating margin of 0.2%

•	GAAP diluted EPS loss of ($0.30); non-GAAP diluted EPS profit of $0.06

•	Positive operating cash flows of $10.7 million

•	Completed PocketSonics acquisition, providing strategic ultrasound platform technology for handheld and procedure guidance applications

•	Consolidation of ultrasound manufacturing operations proceeding on schedule, providing ongoing cost savings

Revenue for the first quarter of fiscal 2014 was $110.1 million, a decline of 8% compared with revenue of $119.9 million in the first quarter of fiscal 2013. GAAP net loss for the first quarter of fiscal 2014 was ($3.8) million, or ($0.30) per diluted share, compared with net income of $4.4 million, or $0.35 per diluted share, in the first quarter of fiscal 2013. GAAP results for the quarter include $2.3 million, pre-tax, of acquisition-related operating and other expenses associated with the Ultrasonix and PocketSonics acquisitions completed in the third quarter of fiscal 2013 and the first quarter of fiscal 2014, respectively.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

Non-GAAP net income for the first quarter was $0.8 million, or $0.06 per diluted share, compared with $6.7 million, or $0.53 per diluted share, in the prior year’s first quarter. A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release.

Jim Green, president and CEO, commented, “Our results for the first quarter saw strong double-digit revenue growth in our direct Ultrasound and Security businesses. This growth was offset in the quarter by lower revenue in our Medical Imaging business largely due to timing of OEM shipments, planned discontinuation of legacy products and the winding down of customer-funded engineering ahead of the production ramp up of a new CT product platform. Ultrasound probe shipments to OEM customers decreased as our mix shifts toward direct Ultrasound sales.”

Green continued, “While timing in Medical Imaging impacted our first quarter results, we expect Medical Imaging to return to growth for the balance of the year, augmenting continued year-over-year growth in Ultrasound and Security. Overall, for the full fiscal year, we continue to expect upper single-digit revenue growth compared to fiscal 2013, with continued operating margin improvement as we realize the cost savings from the manufacturing consolidation in our ultrasound business. Our new business pipeline continues to expand and we are further energized by the market’s excitement around our new product offerings at the recent RSNA (Radiological Society of North America) meeting in Chicago. For the longer term, I remain very excited about our growth strategy and continue to expect high single-digit organic growth, augmented by tuck-ins and new technologies, with continued improving non-GAAP operating margins reaching mid-teens in FY15-16 timeframe.”

Segment Revenues

Revenue from our Medical Imaging segment was $60.2 million for the first quarter of fiscal 2014, down 21% from revenue of $76.0 million in the same period of fiscal 2013. The revenue decline during the first quarter was due to several factors including timing of OEM shipments, lower engineering revenue as projects began the transition to production, the end-of-life of an older generation CT product, and the exiting of a legacy non-strategic product line.

Our Ultrasound segment revenue was $34.7 million for the first quarter of fiscal 2014, up 9% from revenue of $31.7 million in the same period of fiscal 2013. Revenue growth during the first quarter was driven by increased global sales of our end-user ultrasound products, which includes the benefit of the acquisition of Ultrasonix, offset by lower OEM probe revenue.

Security Technology segment revenue was $15.2 million for the first quarter of fiscal 2014, up 25% from revenue of $12.2 million in the same period of fiscal 2013. Security revenue reflected continued growing demand for high-speed threat detection systems for aviation security.

Quarterly Cash Dividend

Analogic’s Board of Directors, on December 6, 2013, declared a $0.10 cash dividend for each common share for its first fiscal quarter ended October 31, 2013. The cash dividend will be payable on December 30, 2013, to shareholders of record on December 20, 2013.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “ believes,” “ anticipates,” “ plans,” “ expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, and other factors discussed in our most recent quarterly report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Monday, December 9, 2013 at 5:00 p.m. (ET) to discuss the first quarter results. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and, just prior to the call, presentation materials related to the quarterly financial information will be posted on the Company’s website at www.analogic.com.

The call will also be available via webcast in listen-only mode. To listen to the webcast, visit www.analogic.com approximately five to ten minutes before the conference is scheduled to begin. A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET), Thursday, January 9, 2014. To access the digital replay, dial 1-877-919-4059, or 1-334-323-7226 for international callers. The passcode is 32726072.

The replay of the conference call webcast will be archived at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET), Thursday, January 9, 2014.

About Analogic

Analogic (Nasdaq:ALOG) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. We are recognized around the world for advanced imaging systems and technology that enable computed tomography (CT), ultrasound, digital mammography, and magnetic resonance imaging (MRI), as well as automated threat detection for aviation security. Our CT, MRI, digital mammography, and ultrasound transducer products are sold to original equipment manufacturers (OEMs), providing state-of-the-art capability and enabling them to enter new markets and expand their existing market presence. Our market-leading BK Medical and Ultrasonix branded ultrasound systems, used in procedure-driven markets such as urology, surgery, and anesthesia, are sold to clinical end users through our direct sales force. For over 40 years we’ve enabled customers to thrive, improving the health and enhancing the safety of people around the world. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Three Months Ended
	October 31, 2013	October 31, 2012
Net revenue:
Product	$108,454	$112,547
Engineering	1,628	7,320

Total net revenue	110,082	119,867
Cost of sales:
Product	65,626	68,674
Engineering	1,520	6,107

Total cost of sales	67,146	74,781

Gross profit	42,936	45,086

Operating expenses:
Research and product development	18,854	14,074
Selling and marketing	14,570	11,655
General and administrative	14,916	11,922
Restructuring	(39)	—

Total operating expenses	48,301	37,651

(Loss) income from operations	(5,365)	7,435

Other expense, net	(421)	(906)
(Loss) income before income taxes	(5,786)	6,529
(Benefit from) provision for income taxes	(2,011)	2,148

Net (loss) income	$(3,775)	$4,381

Net (loss) income per share
Basic	$(0.30)	$0.36
Diluted	$(0.30)	$0.35
Dividends declared and paid per share	$0.10	$0.10
Weighted-average shares outstanding:
Basic	12,443	12,323
Diluted	12,443	12,582

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)
	October 31, 2013	July 31, 2013
Assets:
Cash and cash equivalents	$105,076	$113,033
Accounts receivable, net	86,838	113,150
Inventory	118,830	116,280
Other current assets	25,244	17,950

Total current assets	335,988	360,413
Property, plant, and equipment, net	111,725	110,983
Intangible assets and goodwill, net	120,213	105,598
Other non-current assets	10,098	10,790

Total Assets	578,024	587,784

Liabilities and Stockholders’ Equity:
Accounts payable	32,323	32,138
Accrued liabilities	32,996	42,191
Other current liabilities	14,011	16,565

Total current liabilities	79,330	90,894
Long-term liabilities	16,552	10,494
Stockholders’ equity	482,142	486,396

Total Liabilities and Stockholders’ Equity	$578,024	$587,784

UNAUDITED SUPPLEMENTAL INFORMATION—RECONCILIATION OF GAAP TO NON-GAAP MEASURES

We provide non-GAAP income from operations, other income, net income, and diluted net income per share as supplemental measures to reported results regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the reported presentation of cost of sales, research and development, selling and marketing, and general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within our control, such as the market price and volatility of our shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. Additionally, a portion of our equity compensation is performance-based, which drives volatility in expense as estimated performance-based metrics are updated for actual and forecasted results. Our management team believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

BK Medical Distributor Matter Inquiry-Related Costs

As initially disclosed in the our annual report on Form 10-K for the fiscal year ended July 31, 2011, we have identified transactions involving our Danish subsidiary, BK Medical, and certain of its foreign distributors, with respect to which we have raised questions concerning compliance with law and our business policies. We have concluded that the identified transactions have been properly accounted for in our reported financial statements in all material respects. During the three months ended October 31, 2013 we incurred $0.3 million of inquiry-related costs. During the three months ended October 31, 2012 we incurred $0.1 million of inquiry-related costs.

Acquisition Related Expenses

We incur amortization of intangibles and other expenses related to acquisitions. The intangible assets are valued at the time of acquisition, are then amortized over a period of up to several years after the acquisition and generally cannot be changed after the acquisition. We believe the exclusion of these acquisition related expenses allow comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses. On March 2, 2013, we acquired Ultrasonix Medical Corporation and on September 20, 2013 we acquired the remaining 90% equity interest in PocketSonics, Inc. We initially purchased a 10% equity interest in PocketSonics in April, 2010. During the three months ended October 31, 2013, we incurred pre-tax acquisition-related expenses associated with the Ultrasonix and PocketSonics acquisitions of $2.3 million. The remaining $0.7 million relates to prior acquisitions.

Restructuring Charges

During our first quarter of fiscal year 2014, we continued the process of consolidating manufacturing and certain support activities currently conducted at our Ultrasonix facility in Vancouver, Canada with operations at our existing facilities, which we refer to as the Vancouver manufacturing consolidation, which began in fiscal 2013. In addition, we have undertaken other restructuring activities to further streamline our business and realize synergies, including the consolidation of our ultrasound transducer operation in Englewood, Colorado, into our other existing operations, and other efforts to further optimize our global operational footprint. The total adjustment to restructuring charges for the three months ended October 31, 2013 is less than $0.1 million.

Taxes

For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, we adjust the (benefit from) provision for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax (benefit) provision. In addition, from time-to-time, we recognize certain non-recurring tax adjustments.

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three Months Ended
	October 31, 2013	October 31, 2012
GAAP (Loss) Income From Operations	$(5,365)	$7,435
Share-based compensation expense	2,735	2,644
B-K distributor matter inquiry related costs	331	75
Restructuring	(39)	—
Acquisition related expenses	2,552	741

Non-GAAP Income From Operations	$213	$10,895

Percentage of Total Net Revenue	0.2%	9.1%
GAAP Other (Expense) Income	$(421)	$(906)
Acquisition related loss	484	—

Non-GAAP Other Income (Expense)	$63	$(906)

Percentage of Total Net Revenue	0.1%	-0.8%
GAAP Net (Loss) Income	$(3,775)	$4,381
Share-based compensation expense	1,852	1,821
B-K distributor matter inquiry related costs	245	49
Restructuring	(25)	—
Acquisition related expenses	2,522	478

Non-GAAP Net Income	$818	$6,729

Percentage of Total Net Revenue	0.7%	5.6%
GAAP Diluted Net (Loss) Income Per Share	$(0.30)	$0.35
Effect of non-GAAP adjustments	0.36	0.18

Non-GAAP Diluted Net Income Per Share	$0.06	$0.53